Exhibit 10.1

BANK FIRST NATIONAL CORPORATION

2011 EQUITY PLAN

THIS PLAN is made this 18th day of January, 2011, by Bank First National Corporation (the “Company”).

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1          Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and for the non-employee Directors of the Company, thereby promoting the long-term growth and financial success of the Company by (1) attracting and retaining Employees, and Directors of outstanding ability, (2) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (3) providing an effective means for selected Employees and non-employee Directors to acquire and maintain ownership of Company stock, (4) motivating Employees to achieve long-range Performance Goals and objectives, and (5) providing incentive compensation opportunities competitive with those of other major corporations.

1.2          Effective Date and Expiration of Plan. The Plan is effective when adopted by the Board. Unless the Plan is terminated earlier by the Board pursuant to Section 12.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have these meanings:

Award means, individually or collectively, any SAR, Restricted Stock, unrestricted Company Stock or Performance Unit Award.

Award Statement means a written confirmation of an Award under the Plan furnished to the Participant.

Board means the Board of Directors of the Company.

Company means Bank First National Corporation and all of its Subsidiaries on and after the Effective Date.

Company Stock means Capital Stock of the Company.

Cause with respect to any Participant, means (i) the definition of Cause as set forth in any individual employment agreement applicable to such Participant, or (ii) in the case of a Participant who does not have an individual employment agreement that defines Cause, then Cause means the termination of a Participant’s employment by reason of his or her (1) engaging in gross misconduct, (2) misappropriation of funds, (3) willful misrepresentation to a representative of the Company, (4) gross negligence in the performance of the Participant’s duties, (5) conviction of a crime. The determination of whether a Participant’s employment was terminated for Cause shall be made by the Company in its sole discretion.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Compensation and Retirement Plan Committee of the Board or a subcommittee thereof.

Director means a member of the Board of Directors of the Company.

Effective Date means the date on which the Plan is approved by the Board of Directors of the Company, as provided in Section 1.2.

Employee means an employee of the Company selected to participate in the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value means, as of any specified date, an amount equal to the mean between the reported high and low prices of Company Stock on the OTCBB on the specified date or, if no shares of Company Stock have been traded on any such dates, the mean between the reported high and low prices of Company Stock on the OTCBB as reported on the first day prior thereto on which shares of Company Stock were so traded. If shares of Company Stock are no longer traded on the OTCBB, Fair Market Value shall be determined in good faith by the Committee using other reasonable means. The definition of “Fair Market Value” shall be determined in a manner consistent with Section 409A, where necessary to avoid the application of Section 409A to any Award granted hereunder.

Fiscal Year means the fiscal year of the Company ending on December 31.

Participant means an Employee or a non-employee Director of the Company or Subsidiary to whom an Award has been made under the Plan or a Transferee.

Performance Goals means goals approved by the Committee pursuant to Section 4.5.

Performance Period means a period of time over which performance is measured.

Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.

Performance Unit Award means an Award granted under Article IX.

Personal Representative means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to manage Participant’s property and affairs.

Plan means this Company 2011 Equity Plan, as amended from time to time.

Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI.

Restricted Stock Award means an Award granted under Article VI.

Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

Retirement means any normal or early retirement by a Participant pursuant to the terms of any or policy of the Company or any Subsidiary that is applicable to such Participant at the Time of the Participant’s Termination.

SAR means a stock appreciation right granted under Article V.

Section 409A means Section 409A of the Code and the regulations and guidance of general applicability issued hereunder.

Shareholders mean the Shareholders of the Company.

Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.

Transferee means a person to whom a Participant has transferred his or her rights to an Award under the Plan in accordance with Section 12.1 and procedures and guidelines adopted by the Company.

ARTICLE III

ADMINISTRATION

3.1          Committee to Administer. The Plan shall be administered by the Committee.

3.2          Powers of Committee.

(a)          The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee’s decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)          Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Participants who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, the number of shares to be subject to each Restricted Stock Award, and the value of each Performance Unit.

(c)          The Committee shall determine and set forth in an Award Statement the terms of each Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Statement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company.

ARTICLE IV

AWARDS

4.1          Awards. Awards under the Plan may consist of SARs, Restricted Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Awards of Performance Units shall be earned upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards. Except with regard to a Change of Control pursuant to Article X below, all Awards shall be granted in such manner, and subject to such terms and conditions, as is necessary to avoid the application of Section 409A.

4.2          Eligibility for Awards. An Award may be made to any Participant; the Committee gives sole discretion to the bank’s Chief Executive Officer, to select participating employees. In making this selection and in determining the form and amount of the Award, the Chief Executive Officer may give consideration to the functions and responsibilities of the respective Participant, his or her present and potential contributions to the success of the Company, Participant’s contribution to Company risk management, the value of his or her services to the Company, and other factors deemed relevant.

4.3          Shares Available Under the Plan.

(a)          The Company Stock to be offered under the Plan pursuant to SARs, Performance Unit Awards, and Restricted Stock and unrestricted Company Stock Awards must be Company Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 12.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the Section 4.3 Limit) shall not exceed, in the aggregate:

(i)          659,250 shares

(b)          Any shares of Company Stock subject to SARs shall be counted against the Section 4.3 Limit as one share for every one share subject thereto.

(c)          The Section 4.3 Limit shall be increased by shares of Company Stock that are (i) tendered in the exercise price of other Awards; (ii) subject to an Award which for any reason is cancelled or terminated without having been exercised or paid; or (iii) withheld from any Award to satisfy a Participant’s tax withholding obligations. Anything to the contrary in this Section 4.3(c) notwithstanding, if a SAR is settled in whole or in part in shares of Company Stock, the Section 4.3 Limit shall be increased by the excess, if any, of the number of shares of Company Stock subject to the SAR over the number of shares of Company Stock delivered to the Participant.

4.4          Limitation on Awards. The maximum aggregate dollar value of Restricted Stock and Performance Units awarded to any Employee with respect to a Performance Period or Restriction Period may not exceed $1 million for each fiscal year included in such Performance Period or Restriction Period.

4.5          General Performance Goals. At the beginning of a Performance Period, or as early in the Period as is reasonably possible, the Company will establish in writing Performance Goals for the Company and its various operating units and the Committee will approve. The goals will be comprised of specified levels of the performance criteria as the Committee may deem appropriate.

In addition, for any Awards not intended to meet the requirements of Section 162(m) of the Code, the Committee may establish goals based on other performance criteria as it deems appropriate. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals. Awards may also be payable when Company performance meets or exceeds the criteria established by the Committee.

ARTICLE V

STOCK APPRECIATION RIGHTS

5.1          Award of SARs.

(a)          The Committee may award to the Participant a SAR.

(b)          The SAR shall represent the right to receive payment of an amount equal to the amount by which the Fair Market Value of one share of Company Stock on the date of SAR payout exceeds the Fair Market Value of one share of Company Stock on the date the SAR was granted to the Participant multiplied by the number of shares covered by the SAR.

(c)          The number of Shares covered by the SAR, the payout date of the SAR and the Fair Market Value of one share of Company Stock on the date of grant for SARs awarded under the Plan shall be evidenced by an Award Statement.

(d)          The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR.

(e)          At grant, the Committee shall set a payout date for the SAR. If the FMV of the Company Stock on the payout date is equal to or less than the Fair Market Value of the Company Stock on the date of grant, the SAR shall expire without any payment to the Participant

(f)           Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee.

ARTICLE VI

RESTRICTED STOCK

6.1          Award of Restricted Stock. The Committee may make a Restricted Stock Award to a Participant subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2          Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3          Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareowners rights, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period, (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.

6.4          Restricted Stock Award Statement or Agreement. Each Restricted Stock Award shall be evidenced by an Award Statement or an agreement which shall contain the number of shares awarded, the Fair Market Value of the Restricted Stock on the date of grant and the vesting terms and conditions.

ARTICLE VII

AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1          Award to Non-Employee Directors. The Board will approve the compensation of non-employee Directors and such compensation may consist of Awards under the Plan. The Board retains the discretionary authority to make Awards to non-employee Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board deems appropriate.

7.2          No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company's Shareholders or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

ARTICLE VIII

UNRESTRICTED COMPANY STOCK AWARDS FOR PARTICIPANTS

8.1          The Committee in its discretion may make awards of unrestricted Company Stock to Participants. Such awards shall be paid to Participants no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A (i.e., generally, no later than 2½ months after the end of the year in which a Participant obtains a legally binding right to such award).

ARTICLE IX

AWARD OF PERFORMANCE UNITS

9.1          Award of Performance Units. The Committee may award Performance Units to any Participant. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2          Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3          Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.

9.4          Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5          Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6          Payment.

(a)          Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b)          Payment of Performance Units shall be made in cash except that Performance Units which are measured using Company Stock shall be paid in Company Stock. Payment may be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. Participants shall be paid their Performance

Units no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409 (i.e., generally, no later than 2½ months after the end of the year in which a Participant obtains a legally binding right to the Performance Units).

9.7          Performance Unit Award Statements or Agreements. Each Performance Unit Award shall be evidenced by an Award Statement or agreement.

ARTICLE X

VESTING AND PAYOUT OF AWARDS

The Committee shall have discretion to determine vesting provisions for SARs, Restricted Stock, or Performance Units on a individual Participant basis. However, if the Participant’s employment or relationship (Non-Employee Director) with the Company is terminated for Cause or the Participant voluntarily terminates employment prior to that Participant’s Retirement, such vesting provisions shall provide that the rights expire without payment. If a Non-Employee Director leaves the Board, for reasons other than Cause, prior to their vesting provision, the Participant’s rights to an Award granted hereunder shall be immediately vested and paid to the Participant. Further, except for Changes of Control under Article XI below, if a Participant’s right to a payment under this Plan vests, the Participant shall receive his or her benefit under the Plan no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A (i.e., generally, no later than 2½ months after the end of the year in which an Executive obtains a legally binding right to such award).

ARTICLE XI

CHANGE IN CONTROL OF THE COMPANY

Upon the Company’s Change of Control, as defined in the Treasury Regulation Section 1.409A-3(i)(5) (“Change of Control”) a Participant’s rights to an Award granted hereunder shall be immediately vested and paid to the Participant.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1        Limits as to Transferability.

(a)          Unless otherwise provided by the Committee, no SAR, share of Restricted Stock, or Performance Unit under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution.

(b)          Any transfer contrary to this Section 12.1 will cause the SAR, Performance Unit, or share of Restricted Stock to immediately expire.

12.2        Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in Deferred Accounts and in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods. Any such adjustments made by the Committee pursuant to this Section 12.2 shall be conclusive and binding for all purposes under the Plan.

12.3        Amendment, Suspension, and Termination of Plan.

(a)          The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without Shareowner approval, (i) except as provided in Section 12.2, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (ii) materially expand the class of Participants eligible to participate in the Plan, or (iii) extend the termination date of the Plan. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b)          The Committee may amend or modify any outstanding SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

12.4        Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Participants to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Statements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

12.5        General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.6        No Right To Employment. None of the actions of the Company in establishing the Plan, the action taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company to retain any person in the employ of the Company, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

12.7        Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Statement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to the principles of conflict of laws.

12.8        Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.9        Indemnification of Board and Committee. Indemnification shall be in accordance with the Code of Regulations as amended by the Shareholders from time to time.

12.10      Global 409A Limitation. Notwithstanding anything herein to the contrary, except for Changes in Control under Article XI, no Award shall be granted under the Plan that would be subject to Section 409A, and the Plan and all Awards granted hereunder shall be administered and interpreted consistent with that intent.

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Adopted by the Board of Directors on January 18, 2011, with additional changes adopted on August 23, 2016

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